POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:


WHEREAS, MediaOne Group, Inc., a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission (the "Commission"), under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the issuance of up to 10,000,000 shares of the Company's Common Stock, par value $0.01, and associated rights to purchase Series A Preferred Stock (together, the "Common Stock"), in connection with a broad-based compensation plan for the Company employees; and

WHEREAS, the undersigned is Chairman of the Board, President and Chief Executive Officer of the Company;

NOW, THEREFORE, each of the undersigned constitutes and appoints STEPHEN E. BRILZ as attorney for him and in his name, place, and stead, and in his capacity as an executive officer of the Company, to execute and file such Registration Statement and thereafter to execute and file any further amendments or supplements thereto, hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he or she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 20th day of November, 1998.


/S/  Charles M. Lillis
Charles M. Lillis
Chairman of the Board, President and
Chief Executive Officer